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                                                                   EXHIBIT 3


                           JOINT ACQUISITION AGREEMENT

               This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common stock of Intek Diversified Corporation is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     Dated:    June 28, 1996


     SECURICOR PLC                           SECURITY SERVICES PLC



     By:/s/ Nigel Griffiths                  By:/s/ Nigel Griffiths
        -------------------                     -------------------
       Name:  Nigel Griffiths              Name:  Nigel Griffiths
        Title: Director                         Title: Director




     SECURICOR INTERNATIONAL LIMITED         SECURICOR GROUP PLC


     By:/s/ Nigel Griffiths                  By:/s/ Nigel Griffiths
        -------------------                     -------------------
     Name:  Nigel Griffiths                Name:  Nigel Griffiths
        Title: Director                         Title: Director




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